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                                                                       EXHIBIT 5




                               December 13, 1996



Board of Directors
Guilford Pharmaceuticals Inc.
6611 Tributary Street
Baltimore, Maryland 21224

Gentlemen:

                 We are acting as counsel to Guilford Pharmaceuticals Inc., a Delaware corporation (the "Company"), in connection with its registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission on December 13, 1996 relating to the proposed public offering of up to 2,590,000 shares of the Company's common stock, par value $.01 per share (the "Shares"), issuable in connection with the Guilford Pharmaceuticals Inc. 1993 Employee Share Option and Restricted Share Plan, as amended, the Guilford Pharmaceuticals Inc. 401(k) Plan, as amended, Guilford Pharmaceuticals Inc. Non-Qualified Stock Option Agreement (Richard L. Casey), the Guilford Pharmaceuticals Inc. Non-Qualified Stock Option Agreement (John H. Newman), the Consulting Agreement (Henry H. Brem), the Consulting Agreement (Robert S. Langer), the Consulting Agreement (Kam S. Leong) and the Consulting Agreement (Solomon H. Snyder) (collectively, the "Plans"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

                 For purposes of this opinion letter, we have examined copies of the following documents:

                 1.       An executed copy of the Registration Statement.

                 2. Copies of the Plans as certified on the date hereof, by the Secretary of the Company as then being complete, accurate and in effect.

                 3. The Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of the State of the State of Delaware on December 11, 1996 and by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.
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Board of Directors
Guilford Pharmaceuticals Inc.
December 13, 1996
Page 2


                 4. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

                 5. Resolutions of the Board of Directors of the Company adopted on September 8, 1993, March 14, 1994, December 7, 1994 and December 2, 1996, a written consent of the Board of Directors effective on March 14, 1995, a written consent of the Stockholders of the Company effective on March 23, 1994 and a report on the vote of the Stockholders on May 21, 1996, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the issuance and sale of the Shares and arrangements in connection therewith.

                 We have not, except as specifically identified above, made any independent review or investigation of factual or other matters, including the organization, existence, good standing, assets, business or affairs of the Company. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

                 This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware. We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

                 Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares, when issued and delivered in a manner and on the terms described in the Registration Statement and the Plans (with the Company having received the consideration therefor, the form of which is in accordance with applicable law), will be validly issued, fully paid and nonassessable under the General Corporation Law of the State of Delaware.

                 We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in
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Board of Directors
Guilford Pharmaceuticals Inc.
December 13, 1996
Page 3


part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

                 We hereby consent to the filing of this opinion letter as
Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                        Very truly yours,



                                        /s/ HOGAN & HARTSON L.L.P.
                                        -----------------------------

                                        HOGAN & HARTSON L.L.P.

cc:      Thomas C. Seoh